As filed with the Securities and Exchange Commission on November 14, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RENTECH NITROGEN PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	45-2714747
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
10877 Wilshire Boulevard, Suite 600
Los Angeles, CA 90024
(Address of principal executive offices, including zip code)

Rentech Nitrogen Partners, L.P.
2011 Long-Term Incentive Plan
(Full title of the plan)
D. Hunt Ramsbottom, Jr.
10877 Wilshire Boulevard, Suite 600
Los Angeles, CA 90024
(Name and address of agent for service)
(310) 571-9800
(Telephone number, including area code, of agent for service)
Copy to:
Anthony J. Richmond
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration
to be registered	registered (1)	per share (2)	price (2)	fee
Common units representing limited partner interests	3,825,000	$20.225	$77,360,625	$8,865.53

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional common units as may become issuable pursuant to the adjustment provisions of the Rentech Nitrogen Partners, L.P. 2011 Long-Term Incentive Plan.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act. The price for the 3,825,000 common units being registered hereby is based on a price of $20.225, which is the average of the high and low trading prices per common unit of Rentech Nitrogen Partners, L.P. as reported by the New York Stock Exchange on November 9, 2011.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), Rentech Nitrogen Partners, L.P. (the “Registrant”) is not filing the information required by Part I of Form S-8 with the Commission.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement on Form S-8 (this “Registration Statement”) the following documents:
(a) The Registrant’s prospectus (File No. 333-176065) dated November 3, 2011, which was filed on November 7, 2011 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”);
(b) The Registrant’s current reports on Form 8-K filed with the Commission on November 8, 2011 and November 9, 2011; and
(c) The description of the Registrant’s common units representing limited partner interests, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35334) filed with the Commission on November 1, 2011, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. The Registrant is not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed not “filed” with the Commission, including the Registrant’s compensation committee reports and performance graph included or incorporated by reference in any Annual Report on Form 10-K or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not Applicable.

Item 5.	Interests of Named Experts and Counsel.
Not Applicable.

Item 6.	Indemnification of Directors and Officers.
Subject to such standards and restrictions, if any, as are set forth in the Second Amended and Restated Agreement of Limited Partnership of the Registrant (the “Partnership Agreement”), Section 17-180 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Subject to certain exceptions, the Partnership Agreement provides that the Registrant will indemnify and hold harmless the following persons (each, an “Indemnitee”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any such person may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Registrant:
•	the general partner of the Registrant or any person who controls or has previously controlled, directly or indirectly, the general partner of the Registrant;
•	any Departing General Partner (as defined in the Partnership Agreement) of the Registrant;
•
any person who is or was a director, officer, partner, member, manager or managing member of the Registrant or any of its subsidiaries, the general partner of the Registrant, any Departing General Partner or any of their respective affiliates;

•
any person who is or was serving at the request of the general partner of the Registrant or any Departing General Partner as a director, officer, fiduciary, trustee, manager or managing member of another person owing a fiduciary duty to the Registrant or any of its subsidiaries; provided that a person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and

•
any person designated as an “Indemnitee” by the general partner of the Registrant for purposes of the Partnership Agreement because such person’s service, status or relationship exposes such person to potential claims, demands, actions, suits or proceedings relating to the Registrant and its business and affairs.

Notwithstanding the foregoing, the Registrant shall not indemnify any person under the foregoing provisions of the Partnership Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such person acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such person’s conduct was unlawful.
Any indemnification under these provisions of the Partnership Agreement will be made only out of the assets of the Registrant, it being agreed that the general partner of the Registrant shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Registrant to enable it to effectuate such indemnification.
The Partnership Agreement provides further that, to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in appearing at, participating in or defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by the Registrant prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to these provisions of the Partnership Agreement, that the Indemnitee is not entitled to be indemnified upon receipt by the Registrant of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by these provisions of the Partnership Agreement.
In addition, the Partnership Agreement authorizes the Registrant to purchase and maintain (or reimburse its general partner or its affiliates for the cost of) insurance, on behalf of its general partner, its affiliates, the other Indemnitees and such other persons as its general partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with the Registrant’s activities or such person’s activities on behalf of the Registrant, regardless of whether the Registrant would have the power to indemnify such person against such liability under the provisions of the Partnership Agreement. The Partnership also may enter into additional indemnification agreements with any Indemnitee.

The Registrant is required to indemnify and advance expenses to an Indemnitee pursuant to the Partnership Agreement in connection with any action, suit or proceeding commenced by such Indemnitee only if the commencement of such action, suit or proceeding by such Indemnitee was authorized by the general partner of the Registrant in its sole discretion.
The Registrant has entered into indemnification agreements with each of the directors and executive officers of its general partner that provide for the indemnification of such directors and executive officers under certain circumstances.

Item 7.	Exemptions from Registration Claimed.
Not Applicable.

Item 8.	Exhibits.

No.		Description
4.1
Certificate of Limited Partnership of Rentech Nitrogen Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed August 5, 2011 (File No. 333-176065)).

4.2		Certificate of Formation of Rentech Nitrogen GP, LLC (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 filed August 5, 2011 (File No. 333-176065)).

4.3
Second Amended and Restated Agreement of Limited Partnership of Rentech Nitrogen Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed November 9, 2011).

4.4
Second Amended and Restated Limited Liability Company Agreement of Rentech Nitrogen GP, LLC (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed November 9, 2011).

4.5	†	Rentech Nitrogen Partners L.P. 2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed November 8, 2011).

4.6	†
Form of Rentech Nitrogen Partners, L.P. 2011 Long-Term Incentive Plan Phantom Unit Agreement (incorporated by reference to Exhibit 10.34 1 to the Registrant’s Registration Statement on Form S-1 filed October 26, 2011 (File No. 333-176065)).

5.1	*	Opinion of Latham & Watkins LLP.

23.1	*	Consent of PricewaterhouseCoopers LLP.

23.2	*	Consent of Ehrhardt Keefe Steiner & Hottman P.C.

23.3	*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1	*	Powers of Attorney (included on the signature page to this Registration Statement).

*	Included with this filing.

†	Denotes management contract or compensatory plan or arrangement.

Item 9.	Undertakings.
(a) The Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) If the Registrant is relying on Rule 430B of the Securities Act:
(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.
(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on November 14, 2011.

RENTECH NITROGEN PARTNERS, L.P.
By:	Rentech Nitrogen GP, LLC
its General Partner

By:	/s/ D. Hunt Ramsbottom, Jr.
D. Hunt Ramsbottom, Jr.
Chief Executive Officer
KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints D. Hunt Ramsbottom, Jr., Dan J. Cohrs and Colin M. Morris and each of them, severally, acting alone and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ D. Hunt Ramsbottom, Jr. D. Hunt Ramsbottom, Jr.	Chief Executive Officer and Director of Rentech Nitrogen GP, LLC (Principal Executive Officer)	November 14, 2011

/s/ Dan J. Cohrs Dan J. Cohrs	Chief Financial Officer of Rentech Nitrogen GP, LLC (Principal Financial and Accounting Officer)	November 14, 2011

/s/ John H. Diesch John H. Diesch	President and Director of Rentech Nitrogen GP, LLC	November 14, 2011

/s/ Michael S. Burke Michael S. Burke	Director of Rentech Nitrogen GP, LLC	November 14, 2011

/s/ Keith B. Forman Keith B. Forman	Director of Rentech Nitrogen GP, LLC	November 14, 2011

/s/ Michael R. Ray Michael R. Ray	Director of Rentech Nitrogen GP, LLC	November 14, 2011

/s/ Halbert S. Washburn Halbert S. Washburn	Director of Rentech Nitrogen GP, LLC	November 14, 2011

INDEX TO EXHIBITS

No.		Description
4.1
Certificate of Limited Partnership of Rentech Nitrogen Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed August 5, 2011 (File No. 333-176065)).

4.2		Certificate of Formation of Rentech Nitrogen GP, LLC (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 filed August 5, 2011 (File No. 333-176065)).

4.3
Second Amended and Restated Agreement of Limited Partnership of Rentech Nitrogen Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed November 9, 2011).

4.4
Second Amended and Restated Limited Liability Company Agreement of Rentech Nitrogen GP, LLC (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed November 9, 2011).

4.5	†	Rentech Nitrogen Partners L.P. 2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed November 8, 2011).

4.6	†
Form of Rentech Nitrogen Partners, L.P. 2011 Long-Term Incentive Plan Phantom Unit Agreement (incorporated by reference to Exhibit 10.34 1 to the Registrant’s Registration Statement on Form S-1 filed October 26, 2011 (File No. 333-176065)).

5.1	*	Opinion of Latham & Watkins LLP.

23.1	*	Consent of PricewaterhouseCoopers LLP.

23.2	*	Consent of Ehrhardt Keefe Steiner & Hottman P.C.

23.3	*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1	*	Powers of Attorney (included on the signature page to this Registration Statement).

*	Included with this filing.

†	Denotes management contract or compensatory plan or arrangement.